EXHIBIT 10(l)

                 FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This First Amended and Restated Employment Agreement (hereafter, this "Employment Agreement") made and entered into as of the 21st day of November, 1995 by and between UST Corp. ("UST"), a bank holding company with its principal place of business in Boston, Massachusetts, and Neal F. Finnegan, a resident of Cohasset, Massachusetts, (the "Employee"), amending in part and restating that certain Employment Agreement between the parties dated as of the 20th day of April, 1993, as amended on July 13, 1993 and February 15, 1994 (the "Original Agreement").

                                  WITNESSETH:

     WHEREAS, the parties entered in the Original Agreement as of April 20, 1993 in connection with the employment of the Employee as President and Chief Executive Officer of UST and thereafter amended the Original Agreement on July 13, 1993 and February 15, 1994 and wish to further amend the Original Agreement hereby;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto do hereby agree as follows:

I.   Employment:

     UST hereby employs the Employee as President, Chief Executive Officer and as a Director of UST and as a Director of UST's subsidiary banks, USTrust and United States Trust Company. The Employee may also at the pleasure of UST's Board of Directors be appointed or elected from time to time, to serve as a member of committees of the Board of Directors of UST and/or its subsidiaries. The Employee hereby agrees to accept such positions upon election or appointment. In addition, if elected or appointed, the Employee may also serve as an officer or Director of any other affiliate of UST, if such service is deemed appropriate by the UST Board of Directors. All such activities and services shall be rendered by the Employee in good faith and in a manner consistent with banking industry standards.

II.  Compensation:

     Effective as of January 1, 1996, the Employee shall be paid a base salary at the rate of not less than $360,000 per annum during the term hereof, payable on the first and third Fridays of each month (or upon such other schedule as executive UST Officers are then paid). Increases, if any, over and above the annual base salary set forth herein shall be determined annually by the Board of Directors of UST.

     The Employee shall be eligible to be considered for an annual bonus of up to a maximum of fifty percent (50%) of his annual base salary for each full calendar year during the term hereof. The determination of whether bonus compensation will be granted and, if so, the amount of any such bonus shall be determined by the Board of Directors of UST in its discretion based on its assessment of the Employee's performance during the applicable calendar year and taking into consideration the Employee's total compensation (including but not limited to the value of Restricted Stock, as hereafter defined, granted him) in comparison with that of other chief executive officers in businesses comparable to UST. The Employee


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

shall not be eligible to participate in any other bonus plan, program or arrangement of UST during the term hereof unless expressly so authorized by the Board of Directors of UST.

     In addition, the Employee shall receive an allowance of $790 per month which he shall use to defray the costs of the business use of an automobile owned by the Employee. The Employee's annual dues and reasonable business expenses related to UST's business at the Bay Club and the Union Club shall also be reimbursed by UST. Except as otherwise provided herein, the Employee also shall be entitled to such fringe benefits, including without limitation benefits under UST's Supplemental Retirement Benefits Plan(s), and paid vacation time, as UST may provide to other executive UST officers.

     Pursuant to the Original Agreement, the Employee was granted by UST's Board of Directors, stock options under UST's Stock Compensation Plan as amended by UST from time to time (the "Plan"), enabling the Employee to purchase up to an aggregate of 150,000 shares (subject to anti-dilution provisions) of UST Common Stock. All such options have vested as of the effective date hereof. The Employee was granted additional options to purchase 200,000 shares of UST Common Stock under the Plan thereafter, which options have also vested.

     Pursuant to the Original Agreement, the Employee was granted 60,000 shares of UST Restricted Common Stock ("Restricted Stock") under the Plan, 40,000 shares of which have vested as of the effective date hereof and the remaining 20,000 shares of which shall vest on April 20, 1996, in accordance with the Plan.

     As of the effective date hereof, the Employee has been granted an additional 45,000 shares of Restricted Stock under the Plan, one third of which shares shall vest on each of January 2, 1997, January 2, 1998 and January 4, 1999, in accordance with the Plan.

     In addition to the options granted the Employee, as described above, the Employee has been granted by UST's Board of Directors, as of the effective date hereof, stock options under the Plan, having the terms described herein, which will enable the Employee to purchase up to an aggregate of 150,000 additional shares of UST Common Stock at the fair market value of UST Common Stock at the close of trading on November 21, 1995, as reported by the Wall Street Journal, i.e., at 13 7/16 (the "Exercise Price"). The options shall vest as follows: (i) one third of the shares on January 2, 1996; (ii) one third on the earlier of January 2, 1997 or the first trading day on which the closing price of UST Common Stock shall have equaled or exceeded for ten consecutive trading days the Exercise Price plus Three Dollars ($3.00); and (iii) the last third on the earlier of January 2, 1998 or the first trading day on which the closing price of UST Common Stock shall have equaled or exceeded for ten consecutive trading days the Exercise Price plus Six Dollars ($6.00).

     All stock options granted the Employee hereunder shall be treated as incentive stock options to the extent permitted by applicable law.

     The  Employee  shall  not  receive  any   Directors'   fees  or  Directors'
compensation for attendance at UST or UST subsidiary Directors' meetings.

III. Term:

     Unless earlier terminated by the death or "Disability" of the Employee as defined in Section V hereof or as otherwise provided in this Employment Agreement, the Employee is engaged for a period commencing on the effective date hereof and ending on January 4, 1999, which term shall automatically renew thereafter for successive terms of one year each unless either party gives notice to the other at least sixty (60) days prior to the expiration of the original or any renewal term that this Employment Agreement shall not renew.

     UST shall have the right to terminate this Employment Agreement for Cause, meaning dishonesty which materially and adversely affects UST, gross malfeasance, gross misconduct or the Employee's conviction of a felony or his willful violation of any provision of federal or state banking or securities law or his willful failure to perform his obligations under this Employment Agreement. Except in the case of dishonesty, UST agrees to give written notice of at least ten (10) business days as to the particulars which are asserted to be the basis for termination and an opportunity extending not more than ten (10) business days to cure such event in a manner which reasonably assures UST that such event will not recur. Should the Employee be terminated for any of the reasons set forth in this Section III, he shall be paid salary, earned additional compensation, awarded bonuses and other fringe benefits through the date of termination, but shall forfeit his rights to any unvested compensation, benefits, securities or other consideration under this Employment Agreement as of the date of such termination.

     The Employee shall have the right to terminate this Employment Agreement for Good Reason, meaning (i) failure of UST to continue the Employee in his position as President and Chief Executive Officer; (ii) material diminution in the nature or scope of the Employee's responsibilities, duties or authority;
(iii) material failure of UST to provide the Employee base salary and benefits in accordance with the terms of Section II hereof, other than an insubstantial failure not occurring in bad faith and which is remedied by UST within 10 business days of receipt of notice from the Employee; or (iv) a permanent transfer of the Employee to a work site more than twenty-five miles distant from his work site on the effective date hereof.

IV.  Scope of Service:

     Employee shall devote his full time and effort to the faithful performance of his duties hereunder and shall be engaged in no outside business or employment during the course of his employment hereunder. It is agreed that the provisions of this Section will not be deemed to be violated by the holding of directorships or related positions in charitable, educational or not-for-profit organizations which do not involve continuous or substantial time commitments or such other directorships as the Board of Directors of UST may approve, or by passive personal real estate or other personal investment activities which the Employee is able to monitor outside of his normal working hours.

V.   Disability:

     In the event the Employee shall be unable to perform his regular and customary duties by reason of physical or mental ailment or other disability for a period of six consecutive months or less (a "Disability"), he shall be entitled to receive regular compensation during that period. In the event said illness or other disability shall continue for a period longer than six consecutive months, UST's obligations under this Employment Agreement shall terminate and his compensation thereafter shall be limited to the amounts received from insurance payments provided by UST.

VI.  Non-competition:

     In the event the Employee shall leave his employment without Good Reason during the term hereof or shall be discharged during the term hereof for one or more of the causes set forth in Section III, the Employee agrees that he will not enter into the employment of any other financial institution or entity in Eastern Massachusetts or the Bridgeport, Connecticut banking market (as defined by the Federal Reserve Bank of Boston) having assets in excess of $1 billion for a period equal to the balance of the term provided for herein or for a period of six months, whichever is greater. The Employee further agrees that for a period of two years following such termination of his employment hereunder, he will not directly or indirectly, for his own account or for the account of others, (i) solicit the business of persons whom he knows to be customers of UST or any of its subsidiaries or affiliates with regard to the provision of any type of financial service provided by UST or any of its subsidiaries, or (ii) after notice from UST that any person or persons is or are a customer, commence or continue the solicitation of such business from such person or (iii) solicit or hire executive personnel of UST or any of its subsidiaries for the benefit of any entity controlled by the Employee or by which the Employee is employed or from which the Employee receives any form of fee or compensation.

VII. Confidential Information:

     The Employee recognizes and acknowledges that there may be made available to him in the course of his employment hereunder confidential information of or relating to UST and its subsidiaries and affiliates, including, without limitation, client and customer lists, acquisition, expansion, and other strategic plans (collectively the "Confidential Information"). The Employee hereby acknowledges that the Confidential Information, as it may exist from time to time, is a valuable, special and unique asset of the business of UST and its subsidiaries and affiliates. Except as may be required by law, the Employee shall not, during or after the term of his employment hereunder, make any use of Confidential Information or disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than in connection with the normal performance of his duties hereunder.

     UST or any of its subsidiaries or affiliates shall be entitled to obtain injunctive relief, restraining the Employee from disclosing or using any Confidential Information in violation of this Section VII or from any violation of Section VI hereof, and to recover any and all costs and expenses incurred in enforcing this Employment Agreement, in addition to any other relief provided by applicable law. The Employee acknowledges that the nature of the business of UST and the value of the Confidential Information render inadequate any remedy at law which may be obtained by UST or any of its subsidiaries or affiliates for a breach by the Employee of Section VI hereof or this Section VII and the Employee therefore hereby agrees that UST or any of its subsidiaries or affiliates may seek such equitable remedies.

VIII.Change of Control:

     In the event that during the term of this Employment Agreement there shall have occurred a "Change of Control" (as defined in Section 8 of the Plan) in the ownership of UST, the person(s), corporation(s) or other entity or entities so acquiring control of UST shall assume UST's obligations under this Employment Agreement.

     A. Elective Termination:

     In addition, upon such a Change of Control, the Employee shall be entitled to terminate this Employment Agreement by a written notice to UST or its successor, and in such event (in addition to whatever entitlements the Employee shall then have under this Employment Agreement for any benefits other than salary, additional compensation or bonus not yet earned), the Employee shall be entitled to receive a cash severance payment equal to 2.99 times the "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, but excluding his W-2 earnings resulting from the exercise of stock options, payable in one lump sum on the date of termination.

     B. Involuntary Termination:

     In addition, in the event that, subsequent to such a Change of Control, UST or its successor terminates the Employee's employment (other than for the causes specified in Section III hereof), UST or its successor otherwise breaches this Employment Agreement, or the successor to UST does not expressly assume UST's obligations under this Employment Agreement, then the Employee shall be entitled to receive a severance payment as set forth in Section VIII. A. above (in addition to whatever other entitlements the Employee shall then have under this Employment Agreement for any benefits other than salary, additional compensation or bonus not yet earned). For these purposes, any diminution in the rights, benefits or entitlements of the Employee or positions or authorities occupied by the Employee prior to the Change of Control shall be conclusively deemed to be a breach of this Employment Agreement.

     C. Elective or Involuntary Termination:

     Upon a "Change of Control," as defined in the Plan, the vesting of any Restricted Stock or stock options to purchase UST Common Stock granted to the Employee and not yet exercised, expired, surrendered or canceled shall be in accordance with the Plan.

     If, in connection with a Change of Control, any other employees who hold stock options under the Plan or UST Restricted Common Stock will have their options or Restricted Stock or both cashed out, whether under the Plan or otherwise, the Employee shall have the right to have all or any of such options or Restricted Stock or both cashed out on the same basis and at the same time the options and Restricted Stock of such other employees are cashed out.

     D. Reductions. Notwithstanding anything to the contrary contained in this Employment Agreement, the payments and benefits to which the Employee would be entitled pursuant to this Section VIII or otherwise as a result of a Change of Control shall be reduced (i) by any severance pay or comparable payments to which the Employee is entitled under applicable law as a result of the termination of his/her employment and (ii) to the maximum amount for which UST will not be limited in its deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision or pursuant to any other provision of applicable law. Any such reduction shall be applied to the amounts due to the Employee in such manner as the Employee may reasonably specify within thirty (30) days following notice from UST of the need for such reduction or, if the Employee fails to so specify timely, as determined by UST.

IX.  Indemnification Undertakings:

     UST shall, and UST shall use its best efforts to cause its subsidiaries and affiliates to, indemnify the Employee to the maximum extent permitted by law and regulation in connection with any liability, expense or damage which the Employee incurs or to which the Employee is exposed as a result of the Employee's employment and positions with UST and its subsidiaries and affiliates as contemplated by this Employment Agreement, provided that the Employee shall not be indemnified with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of UST and its subsidiaries and affiliates. UST, on behalf of itself and its subsidiaries and affiliates, hereby confirms that the occupancy of all offices and positions which in the future are or were occupied or held by the Employee have been so occupied or held at the request of and for the benefit of UST and its subsidiaries and affiliates for purposes of the Employee's entitlement to indemnification under applicable provisions of the respective articles of organizations and/or by-laws or other similar documents of UST and its subsidiaries and affiliates.

X.   Notices:

     All notices required under this Employment Agreement shall be sufficient if made in writing, by certified or registered mail, return receipt requested, or by hand delivery provided that any party may change such address by providing notice thereof:
                  If to the Employee:

                  Neal F. Finnegan
                  87 Atlantic Avenue
                  Cohasset, Massachusetts 02025

                  with a copy to

                  Neal J. Curtin, Esq.
                  Bingham, Dana & Gould
                  150 Federal Street
                  Boston, Massachusetts  02110

                  If to UST Corp.:

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

                  Attention:  Linda Lerner, Senior Vice President
                  40 Court Street
                  Boston, Massachusetts  02108

                  with a copy to

                  Eric R. Fischer, Esq.
                  40 Court Street
                  Boston, Massachusetts  02108

XI.  Withholding:

     All payments made by UST under this Employment Agreement shall be reduced by any tax or other amounts required to be withheld by UST under applicable law.

XII. Amendments and Waivers:

     This Employment Agreement represents the exclusive statement of the entire agreement between the parties concerning the subject matter hereof; provided, however, that this Employment Agreement shall not terminate or supersede any additional obligations of the Employee pursuant to any other agreement with respect to the Confidential Information or the like or with respect to any restrictions on the activities of the Employee or the like or with respect to the securities of UST. This Employment Agreement may not be amended, modified or revoked in whole or in part except by written agreement of the parties. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Employment Agreement, or the waiver by either party of any breach of this Employment Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

XIII. Governing Law:

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

     This Employment Agreement shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

XIV. Severability:

     In the event that any provision of Section VI or VII hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     In the event that any part of this Employment Agreement shall be held to be illegal or null and void by any court of competent jurisdiction, such determination shall not affect the enforceability, validity or binding nature of the remaining parts of this Employment Agreement and they shall remain in full force and effect.

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

XV.  Non-Assignment:

     Neither the Employee nor UST may make any assignment of this Employment Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that UST may assign its rights and obligations under this Employment Agreement without the consent of the Employee to any person(s), corporation(s) or other entity or entities with which UST shall hereafter affect a reorganization, consolidate with, or merge into or to which UST shall hereafter transfer all or substantially all of its properties or assets if in so doing UST assigns the entire Employment Agreement and all rights and obligations of the Employee and UST thereunder.

XVI. Binding Nature:

     This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

XVII. No Conflicting Agreement:

     The Employee hereby represents and warrants to UST that he is under no contract, agreement or obligation which (i) prohibits him from entering into this Employment Agreement, (ii) conflicts with the terms of this Employment Agreement or (iii) prevents him, in any way, from performing the duties contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed in duplicate originals as of the date first written
above.                             UST CORP.

                                   By:    /s/ Wallace M. Haselton
                                          --------------------------------
                                   Title: Chairman, Compensation Committee
                                          --------------------------------
                                          and Authorized Signer
                                          --------------------------------

                                   /s/ Neal F. Finnegan
                                   --------------------

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